                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 1, 1999, BETWEEN THE GOOD GUYS, INC. AND RONALD UNKEFER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE GOOD GUYS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH STOCK PURCHASE AGREEMENT.

                               WARRANT CERTIFICATE

                                                                         No. 001

                To Purchase 1,435,500 Shares of Common Stock of:

                               THE GOOD GUYS, INC.

         THIS IS TO CERTIFY THAT Ronald Unkefer (the "Holder") or Holder's registered assigns, is entitled to purchase from THE GOOD GUYS, INC., a Delaware corporation (the "Company"), up to One Million Four Hundred Thirty-Five Thousand Five Hundred (1,435,500) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), on the terms and conditions hereinafter set forth.

1. GRANT OF WARRANT

         1.1. GRANT. The Company hereby grants the Holder Warrants to purchase One Million Four Hundred Thirty-Five Thousand Five Hundred (1,435,500) shares of Common Stock at a purchase price of $3.39612 per share (as adjusted from time to time pursuant to Section 2 hereof, the "Warrant Price"), as follows:

                  (a) Series A Warrants to purchase 478,500 shares of Common Stock at the Warrant Price, exercisable in whole or in part at any time and from time to time during the five year period beginning on the first anniversary of the date hereof (the "Issue Date") or, if such date is not a regular business day, on the next occurring regular business day (as adjusted from time to time pursuant to Section 2 hereof, the "First Tranche Warrants").

                  (b) Series B Warrants to purchase 478,500 shares of Common Stock at the Warrant Price, exercisable in whole or in part at any time and from time to time during the five year period beginning on the second anniversary of the Issue Date or, if such date is not a regular business day, on the next occurring regular business day (as adjusted from time to time pursuant to Section 2 hereof, the "Second Tranche Warrants").

                  (c) Series C Warrants to purchase 478,500 shares of Common Stock at the Warrant Price, exercisable in whole or in part at any time and from time to time during the five year period beginning on the third anniversary of the Issue Date or, if such date is not a regular business day, on the next occurring regular business day (as adjusted from time to time pursuant to Section 2 hereof, the "Third Tranche Warrants," and together with the First Tranche Warrants and the Second Tranche Warrants, the "Warrants," and the shares of Common Stock to be issued upon the exercise of the Warrants are the "Warrant Shares").

         1.2. SHARES TO BE ISSUED: RESERVATION OF SHARES. The Company covenants and agrees that (a) all Warrant Shares, upon issuance in accordance with the terms hereof, and the payment of the purchase price therefor, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof other than those created by or arising through Holder, and all such Warrant Shares shall be sold to the Holder pursuant to an exemption from registration under the Securities Act of 1933, and in accordance with any applicable blue sky laws, (b) the Company will from time to time take all actions necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable Warrant Price, and (c) the Company will at all times during the exercise period have authorized and reserved sufficient shares of Common Stock to provide for the exercise of the Warrants in full.

2. ADJUSTMENTS TO WARRANT RIGHTS. THE NUMBER OF WARRANT SHARES FOR WHICH WARRANTS ARE EXERCISABLE, AND THE WARRANT PRICE OF SUCH SHARES SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME AS SET FORTH IN THIS SECTION 2.

         The Company shall give Holder notice of any event described below which requires an adjustment pursuant to this Section 2 within a reasonable period of time, but in no event greater than 30 days.

         2.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

                  2.1.1. take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                  2.1.2. subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  2.1.3. combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then (i) the number of Warrant Shares for which a Warrant is



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

         exercisable immediately prior to the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Warrant Price immediately prior to the occurrence of such event shall be adjusted to equal the product of the Warrant Price multiplied by a fraction, the numerator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of Warrant Shares for which a Warrant is exercisable immediately after such adjustment.

         2.2. OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or fix a record date for the holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then lawful and adequate provision shall be made so that Holder shall be entitled to receive upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, in addition to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrants, the kind and number of securities of the Company which Holder would have owned and been entitled to receive had the Warrants been exercised immediately prior to that date (pro rated in the case of any partial exercise).

         2.3. RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a subdivision or combination of shares, stock dividend or a reorganization, recapitalization, merger, consolidation or sale of assets, each as provided for elsewhere in this Section 2) then the Holder of the Warrants shall be entitled to receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect prior thereto, the kind and amount of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, which Holder would have been entitled to receive had the Warrants been exercised immediately prior to such reclassification, exchange, substitution or change (pro rated in the case of any partial exercise).

         2.4. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If any of the following transactions (each, a "Special Transaction") shall become effective: (a) a capital reorganization or recapitalization (other than a dividend or other distribution, subdivision, combination, reclassification, substitution or exchange of shares provided for elsewhere in this Section 2),
(b) a consolidation or merger of the Company with and into another entity (where the Company is not the surviving corporation or where there is a change in, or distribution with respect to, the Common Stock), or (c) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of the Special Transaction, lawful and adequate provision shall be made so that Holder shall thereafter have the right to purchase and receive upon exercise of the Warrants, in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrants, for the aggregate Warrant Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets ("Other Property") as may be issued or paid pursuant to the terms of such Special

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Transaction to the holders of shares of Common Stock for which such Warrants could have been exercised immediately prior to such Special Transaction (pro rated in the case of any partial exercise). In connection with any Special Transaction, appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions of the Warrants (including without limitation provisions for adjustment of the Warrant Price and the number of Warrant Shares issuable upon the exercise of the Warrants), shall thereafter be applicable, as nearly as may be practicable, to any Other Property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any Special Transaction unless prior to, or simultaneously with, the closing, the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets shall assume by a written instrument executed and mailed by certified mail or delivered to Holder at the address of Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to Holder such Other Property, as in accordance with the foregoing provisions, which Holder shall have the right to purchase.

         2.5. LIQUIDATION. If the Company shall, at any time, prior to the expiration of the Warrants, dissolve, liquidate or wind up its affairs, Holder shall have the right, but not the obligation, to exercise the Warrants. Upon such exercise, Holder shall have the right to receive, in lieu of the shares of Common Stock that Holder otherwise would have been entitled to receive upon such exercise, the same kind and amount of assets as would have been issued, distributed or paid to Holder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock had Holder been the holder of record of such shares of Common Stock receivable upon exercise of the Warrants on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Warrant Price, Holder may, at Holder's option, exercise the Warrants without making payment of the applicable Warrant Price and, in such case, the Company shall, upon distribution to Holder, consider the applicable Warrant Price per Warrant Share to have been paid in full, and in making settlement to Holder shall deduct an amount equal to the applicable Warrant Price from the amount payable to Holder.

         2.6. NOTICE. Whenever the Warrants or the number of Warrant Shares issuable hereunder is to be adjusted as provided herein or a dividend or distribution (in cash, stock or otherwise and including, without limitation, any distributions under Section 2.5) is to be declared by the Company, or a definitive agreement with respect to a Special Transaction has been entered into, the Company shall forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least 5 business days prior to the record date specified in
Section 2.6.1(a) below or at least 10 business days before the date specified in
Section 2.6.2 and Section 2.6.1(b) below, a notice stating in reasonable detail the relevant facts and any resulting adjustments and the calculation thereof, if applicable, and stating (if applicable):

                  2.6.1. the date to be used to determine (a) which holders of Common Stock will be entitled to receive notice of such dividend, distribution, subdivision or combination (the "Record Date"), and (b) the date as of which such dividend, distribution, subdivision or combination shall be made; or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the

         Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this Section 2.6.1 with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

                  2.6.2. the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction (the "Exchange Date").

         2.7. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of shares of Common Stock upon the exercise of a Warrant. If any fraction of a share of Common Stock would be issuable upon the exercise of a Warrant, the Company shall, upon such issuance, purchase such fraction for an amount in cash equal to the current value of such fraction, computed on the basis of the Current Market Price on the last business day prior to the date of exercise.

         2.8. EFFECT OF ALTERNATIVE SECURITIES. If at any time, as a result of an adjustment made pursuant to this Section 2, Holder shall become entitled to receive any securities of the Company other than shares of Common Stock, then the number of such other securities receivable upon exercise of the Warrants shall be subject to adjustment from time to time on terms as nearly equivalent as practicable to the provisions with respect to shares of Common Stock contained in this Section 2.

         2.9. SUCCESSIVE APPLICATION. The provisions of this Section 2 shall similarly apply from time to time to successive events covered by this Section 2.

         2.10. WHEN ADJUSTMENTS ARE TO BE MADE. The adjustments required by this
Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the number of shares for which the Warrants are exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 2.1) up to, but not beyond, the date and time of exercise of any Warrants if such adjustment, when taken in the aggregate with all other adjustments not previously made, adds or subtracts less than 1% to the number of shares of Common Stock for which the Warrants initially issued pursuant to this Agreement are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with all other adjustments required by this Section 2 and not previously made, would result, in the aggregate, in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

         2.11. WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the making of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         2.12. SUPERSEDING ADJUSTMENT. If, at any time after any adjustment of the Warrant Price shall have been made pursuant to this Section 2 as the result of any issuance of warrants, options, rights or convertible or exchangeable securities, and such warrants, options or rights, or the right of conversion or exchange in such other convertible or exchangeable securities, shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange with respect to all or a portion of such other convertible or exchangeable securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and, if applicable, the Warrant Price shall be recalculated as if all such expired and unexercised warrants, or options, rights, or convertible or exchangeable securities had never been issued, provided that, if such expiration would result in an increase in the Warrant Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all Holders.

3. EXERCISE

         3.1. EXERCISE OF WARRANT.

                  3.1.1. Holder may exercise a Warrant by surrendering this Warrant Certificate, with the form of exercise notice attached hereto as EXHIBIT A duly executed by Holder, and making payment to the Company of the aggregate Warrant Price for the applicable Warrant Shares (i) in cash, by certified check, bank check or wire transfer to an account designated by the Company or (ii) by surrender of the appropriate part of this Warrant determined in accordance with the provisions of Section 3.1.2, or by a combination of the foregoing. Upon any partial exercise of the Warrants, the Company, at its expense, shall promptly issue to Holder for its surrendered Warrant Certificate a replacement Warrant Certificate identical in all respects to this Warrant Certificate, except that the number of Warrant Shares shall be reduced accordingly.

                  3.1.2. Should the Holder elect to make payment of all or any part of the Warrant Price attributable to the Warrant Shares being purchased by surrender of this Warrant, the Warrant may be exercised by being exchanged in whole or in part for a number of Warrant Shares having an aggregate Current Market Price on the date of such exercise equal to the amount that is equal to (x) the aggregate Current Market Price of the Warrant Shares subject to the Warrant designated by the Holder hereof on the date of the exercise minus (y) the aggregate Warrant Price of such designated Warrant Shares (the "Warrant Consideration Amounts"). Upon any such cashless exercise, the number of Warrant Shares purchasable upon exercise of the Warrant shall be reduced by such designated number of Warrant Shares, and if a balance of purchasable Warrant Shares remains after such exercise, the Company shall execute and deliver to the Holder hereof a new Warrant for such balance of Warrant Shares. In the event of any exercise of the rights represented by this Warrant, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares equal to the number of Warrant Shares purchasable under this Warrant less the number of Warrant Shares purchased hereunder shall be issued to the Holder hereof within such time. For purposes of this Agreement, "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the last sale price on the Nasdaq National Market ("Nasdaq") or principal stock exchange on which such Common Stock is then listed on the third business day immediately preceding such date, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on Nasdaq or such principal exchange,
         (iii) if the Common Stock is not then listed or admitted to trading on Nasdaq or any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the quotation systems upon which the Common Stock is then quoted, provided that such quotation systems are operated by the National Association of Securities Dealers ("NASD") or its affiliates or the National Quotation Bureau, Inc. or its affiliates, (iv) if none of such entities at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD then routinely making price quotations in the Company's Common Stock selected by the Company; or (b) at any time that there is no public market for the Common Stock, the fair market value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Company.

                  3.1.3. Each person in whose name any Warrant Share certificate is issued upon exercise of any Warrants shall for all purposes be deemed to have become the holder of record of the Warrant Shares for which such Warrant was exercised, and such Warrant Share certificate shall be dated the date upon which the Warrant exercise notice was duly surrendered and payment of the purchase price was tendered to the Company.

                  3.1.4. Notwithstanding any other provision hereof, if an exercise of any portion of any Warrant is to be made in connection with any Special Transaction, the exercise of such portion may, at the election of the holder of such portion, be conditioned upon the consummation of such Special Transaction, in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

         3.2. ISSUANCE OF WARRANT SHARES. The Warrant Shares purchased shall be issued to the holder exercising the Warrants as of the close of business on the date on which all actions and payments required to be taken or made by Holder, pursuant to Section 3.1, shall have been so taken or made. Certificates for the Warrant Shares so purchased shall be delivered to Holder within 10 days after the Warrants are surrendered.

4. RIGHTS OF HOLDER

         4.1. RIGHTS PRIOR TO EXERCISE. Holder shall not, solely by virtue of the Warrants and prior to the issuance of the Warrant Shares upon the exercise thereof, be entitled to any rights of a shareholder in the Company, including without limitation the right to receive cash dividends payable to the Company's shareholders. No provision hereof, in the absence of affirmative action by Holder to purchase, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability for the Warrant Price of the Common Stock acquirable by exercise hereof or as a shareholder of the Company.

         4.2. ISSUANCE OF WARRANT SHARES. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment, including assisting Holder in making any governmental filings necessary prior to or in connection with any exercise of the Warrants. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the Warrants and (b) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations with respect to the Warrants.

         Upon the request of Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of the Warrants and the obligations of the Company hereunder.

         4.3. CLOSING OF BOOKS. Unless the Company is closing its books with respect to all shares of Common Stock, the Company shall not close its books against the transfer of any Warrant or Warrant Share issued or issuable upon exercise of the Warrants.

5. TRANSFERABILITY

         Subject to the requirements of the Securities Act or any applicable state securities laws, Holder may sell, assign, transfer or otherwise dispose of all or any portion of the Warrants or the Warrant Shares acquired upon any exercise hereof at any time and from time to time. Upon the sale, assignment, transfer or other disposition of all or any portion of the Warrants, Holder shall deliver to the Company a written notice of such in the form attached hereto as EXHIBIT B, duly executed by Holder, which includes the identity and address of any purchaser, assignor or transferee.

6. LEGEND ON WARRANT SHARES

         Certificates evidencing the Warrant Shares shall bear the following legend until such time as the terms of the Stock Purchase Agreement have expired:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND

                  ANY APPLICABLE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 1, 1999, BETWEEN THE GOOD GUYS, INC. AND RONALD UNKEFER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE GOOD GUYS, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH STOCK PURCHASE AGREEMENT."

7. PIGGY-BACK AND DEMAND REGISTRATION

         7.1. PIGGY-BACK REGISTRATION.

                  (a) RIGHT TO INCLUDE REGISTRABLE SECURITIES. If the Company at any time intends to register any of its debt or equity securities, or any instrument convertible into or exchangeable for its debt or equity securities ("Securities"), of the type and the class of Securities issuable, from time to time, upon exercise of this Warrant, under the Securities Act of 1933, (the "Securities Act") (other than by a registration on Form S-8 or S-4 or any successor or similar form), whether or not for sale for its own account, it will each such time give prompt written notice to Holder of its intention to do so and of Holder's rights under this SECTION 7.1. If the Holder so elects, the Company will use its best efforts to effect the registration under the Securities Act of all Securities which the Company has been so requested to register by the Holder. The Company will pay all Registration Expenses in connection with each registration of Securities requested pursuant to this
SECTION 7.1.

                  (b) PRIORITY. Holder's right to include Registrable Securities in such offering shall be subject to usual and customary cut-back restrictions.

                  (c) NUMBER OF INCIDENTAL REGISTRATIONS. Holder shall be entitled to have Holder's Securities included in an unlimited number of registrations pursuant to this SECTION 7.1.

         7.2. DEMAND REGISTRATION.

                  (a) REQUEST. At any time following the second anniversary of the Issue Date and upon the written request of Holder requesting that the Company effect the registration under the Securities Act of all or part of Holder's Securities and specifying the intended method of disposition thereof, the Company will, subject to the terms of this Agreement, effect the registration under the Securities Act of Securities which the Company has been so requested to register by Holder for disposition in accordance with the intended method of disposition stated in such request, all to the extent requisite to permit the disposition of the Securities, so to be registered. Usual and customary deferral provisions, not to exceed one hundred eighty (180) days, shall apply.

                  (b) REGISTRATION STATEMENT FORM. Registrations under this
SECTION 7.2 shall be on such appropriate registration form of the Securities and Exchange Commission (the "Commission") (i) as shall be selected by the Company and reasonably acceptable to Holder and (ii) as shall permit the disposition of such Securities in accordance with the intended method or methods of disposition specified in its request for such registration.

                  (c) EXPENSES. The Company will pay all Registration Expenses in connection with any registration required pursuant to this SECTION 7.2.

                  (d) EFFECTIVE REGISTRATION STATEMENT. A registration statement pursuant to this SECTION 7.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or requirement of the Commission or court for any reason which is not lifted, or (iii) the conditions to closing specified in the purchase agreement or underwriting agreement, if any, entered into in connection with such registration are not satisfied, other than by reason of some act or omission by Holder.

                  (e) NUMBER OF REQUESTED REGISTRATIONS. The Company shall be obligated to effect only one demand registration, regardless of the number of owners of the Warrants or any Securities issued pursuant to exercise of such Warrants.

         7.3. REFERENCE TO HOLDERS. If any registration statement refers to Holder by name or otherwise as the holder of any Securities of the Company, then Holder shall have the right to require (x) the insertion therein of language, in form and substance satisfactory to Holder to the effect that the holding by Holder of such Securities does not necessarily make Holder a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by Holder of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that Holder will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference to Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to Holder.

8. MISCELLANEOUS

         8.1. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class, postage prepaid), or guaranteed overnight delivery, to the Company at the address at which its principal business office is located from time to time, and Holder at the address of which it advises the Company in writing.

         8.2. PAYMENT OF TAXES. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares in any name other than that of Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         8.3. AMENDMENT; WAIVER. This Warrant Certificate may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Warrant Certificate shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of time for performance of any other obligations or any other acts.

         8.4. HEADINGS. The headings contained in this Warrant Certificate are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Warrant Certificate.

         8.5. GOVERNING LAW; INTERPRETATION. This Warrant Certificate shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware.

         8.6. WARRANT EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. The Warrants are exchangeable, upon the surrender hereof by Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Issue Date" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by the Warrants shall be issued.

         8.7. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing any Warrant, and in the case of any such loss, theft or destruction, upon the posting by such Holder of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Warrant or receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and delivered as of the 1st day of June, 1999.


                                          THE GOOD GUYS, INC.


                                          By:    /s/ ROBERT A. GUNST
                                             -----------------------------------
                                          Name:  ROBERT A. GUNST
                                          Title: CHIEF EXECUTIVE OFFICER

                                    EXHIBIT A

                                 EXERCISE NOTICE



           [To be executed only upon exercise of Series _____ Warrant]

         The undersigned registered owner of this Series _____ Warrant irrevocably exercises this Warrant for the purchase of the number of shares of Common Stock of The Good Guys, Inc. (the "Company") as is set forth below, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the attached Warrant Certificate and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to the person specified below whose address is set forth below, and, if such shares of Common Stock shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company shall, at its own expense, promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder.



Date:
      ------------------

Amount of Shares Purchased:
                             ------------------

Aggregate Purchase Price:  $
                            --------------------

Printed Name of Registered Holder:
                                    ---------------------------------

Signature of Registered Holder:
                                 ------------------------------------

NOTICE: The signature on this Exercise Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Stock Certificates to be issued and registered in the following name, and delivered to the following address:



                           -----------------------------------------------------
                           (Name)

                           -----------------------------------------------------
                           (Street Address)

                           -----------------------------------------------------
                           (City)      (State)       (Zip Code)

                                    EXHIBIT B

                                ASSIGNMENT NOTICE

           [To be executed only upon transfer of Series _____ Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the person named below, whose address is set forth below, the rights represented by the attached Warrant Certificate to purchase the number of shares of the Common Stock of The Good Guys, Inc. (the "Company") as is set forth below, to which the attached Warrant Certificates relates, and appoints _________________ attorney to transfer such rights on the books of the Company with full power of substitution in the premises. If such shares of Common Stock of the Company shall not include all of the shares of Common Stock now and hereafter issuable as provided in the attached Warrant Certificate, then the Company, at its own expense, shall promptly issue to the undersigned a new Warrant Certificate of like tenor and date for the balance of the Common Stock issuable thereunder.

Date:
       -----------------

Amount of Series       Warrants Transferred:
                 -----                        ------------------

Printed Name of Registered Holder:
                                   ----------------------------------

Signature of Registered Holder:
                                 ------------------------------------


NOTICE: The signature on this Assignment Notice must correspond with the name as written upon the face of the attached Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

         The Warrant Certificate for transferred Warrants is to be issued and registered in the following name, and delivered to the following address:



                           -----------------------------------------------------
                           (Name)

                           -----------------------------------------------------
                           (Street Address)

                           -----------------------------------------------------
                           (City)      (State)       (Zip Code)